UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 29, 2020 (May 25, 2020)

Date of Report (Date of earliest event reported)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-19034

New York	13-3444607
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road
Tarrytown, New York
10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock – par value $0.001 per share	REGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 26, 2020, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sanofi (“Sanofi”), Aventisub LLC (“Aventisub,” and together with Sanofi, the “Selling Shareholders”), BofA Securities, Inc. (“BofA Securities”), and Goldman Sachs & Co. LLC (“Goldman Sachs”), with BofA Securities and Goldman Sachs acting as representatives of the several underwriters named therein (collectively, the “Underwriters”). Under the terms of the Underwriting Agreement, the Selling Shareholders agreed to sell to the Underwriters 11,831,496 shares (the “Initial Securities”) of common stock of the Company, par value $0.001 per share (“Common Stock”), and granted the Underwriters an overallotment option to purchase an additional 1,183,150 shares of Common Stock (the “Option Securities”), which option was exercised in full on May 28, 2020 (collectively, the “Secondary Offering”). The Secondary Offering with respect to the Initial Securities and the Option Securities closed on May 29, 2020.

The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to contribute payments the Underwriters may be required to make because of any of those liabilities.

The Secondary Offering is being conducted as a registered public offering pursuant to the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-228352), and a prospectus supplement thereunder. A copy of the opinion of Wachtell, Lipton, Rosen & Katz relating to the validity of the issuance and sale of the shares of Common Stock in the Secondary Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Stock Repurchase Agreement

On May 25, 2020, the Company entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with Sanofi, pursuant to which the Company agreed to repurchase an aggregate of approximately $5 billion of Common Stock from Sanofi at the price per share at which the shares of Common Stock would be sold to the public in the Secondary Offering, less the underwriting discount (the “Stock Repurchase”). The Company completed the Stock Repurchase of 9,806,805 shares of Common Stock on May 29, 2020.

Amendment to Investor Agreement

On May 25, 2020, the Company entered into an amendment (the “Investor Agreement Amendment”) to the Amended and Restated Investor Agreement, dated as of January 11, 2014, as amended, by and among Sanofi, Sanofi-Aventis US LLC, Aventisub, and the Company (the “Investor Agreement”). The Investor Agreement Amendment provides, among other things, that following the Secondary Offering and the Stock Repurchase, (1) the “standstill” provisions, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of the Company, continue to apply pursuant to their terms; (2) Sanofi no longer has the right to designate an independent board member for the Company’s board of directors; (3) the voting commitments contained in the Investor Agreement continue to apply to the shares of Common Stock held by Sanofi and its affiliates following the Secondary Offering and the Stock Repurchase, for so long as such shares are held by them; (4) Sanofi and its affiliates no longer have registration rights with respect to the shares of Common Stock held by them as provided in the Investor Agreement; (5) the information rights and pre-emptive rights provided to Sanofi and its affiliates under the Investor Agreement no longer apply; and (6) the lock-up restrictions in the Investor Agreement continue to apply to the shares of Common Stock held by Sanofi and its affiliates following the Secondary Offering and the Stock Repurchase until December 20, 2020 (except those shares which may be used to satisfy certain funding obligations of Sanofi under the parties’ existing collaborations). The termination of Sanofi’s board designation right does not impact the term of the current Sanofi designee, N. Anthony Coles, M.D., or his nomination for election as a Class III director at the Company’s 2020 annual meeting of shareholders.

Bridge Loan Facility

On May 25, 2020, the Company entered into a credit agreement (the “Bridge Credit Agreement”) by and among the Company, as the borrower; Goldman Sachs Bank USA, as administrative agent, sole bookrunner, sole lead arranger, and a lender; and the other lenders party thereto from time to time.

Pursuant to the Bridge Credit Agreement, the lenders have provided a $1.5 billion senior unsecured 364-day bridge loan facility (the “Bridge Facility”), which was funded in full on May 28, 2020. The Company paid, and may be required to pay certain other, customary fees in connection with the Bridge Facility. The proceeds of the loans under the Bridge Facility were used to finance, in part, the Stock Repurchase described above and to pay related fees, costs, and expenses. The loans under the Bridge Facility bear interest at a variable interest rate based on either the London Interbank Offered Rate or the alternate base rate, plus an applicable margin that varies with the Company’s debt rating and total leverage ratio.

The Bridge Facility matures, and all amounts outstanding thereunder will become due and payable in full, on May 27, 2021. Amounts borrowed under the Bridge Facility may be prepaid at any time without premium or penalty. The Company will be required to prepay the loans under the Bridge Facility on a dollar-for-dollar basis by the net cash proceeds received by the Company and its subsidiaries from certain asset sales, debt issuances, and equity offerings, subject to certain exceptions set forth in the Bridge Credit Agreement. Amounts prepaid or repaid under the Bridge Facility may not be reborrowed. As of the date of this Current Report on Form 8-K, $1.5 billion principal amount of loans were outstanding under the Bridge Facility.

The Bridge Credit Agreement contains financial and operating covenants, which are substantially similar to the covenants set forth in the Credit Agreement, dated as of December 14, 2018 (the “Revolving Credit Agreement”), by and among the Company, as a borrower and guarantor; certain subsidiaries of the Company party thereto as subsidiary borrowers; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders party thereto from time to time (except for such matters specifically relating to the Bridge Facility or the transactions contemplated thereby). The Company’s entry into the Revolving Credit Agreement was previously reported in its Current Report on Form 8-K filed with the SEC on December 17, 2018. Financial covenants include a maximum total leverage ratio and a minimum interest expense coverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company’s subsidiaries, (ii) liens on assets of the Company and its subsidiaries, (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries, (iv) entering into swap agreements, (v) entering into affiliate transactions, and (vi) the payment of dividends, distributions, and certain other restricted payments in respect of the capital stock of the Company and its subsidiaries (the “Restricted Payments Covenant”). Similar to the Revolving Credit Agreement, the Restricted Payments Covenant allows the Company, so long as no event of default exists or would arise therefrom, to make payments that would otherwise be restricted if at the time of the making of any such payment and immediately thereafter it meets a specified total leverage ratio requirement. The Bridge Credit Agreement contains other customary covenants, representations and warranties, and events of default.

* * *

Copies of the Underwriting Agreement, the Stock Repurchase Agreement, the Investor Agreement Amendment, and the Bridge Credit Agreement are filed as Exhibits 1.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The above descriptions of the Underwriting Agreement, the Stock Repurchase Agreement, the Investor Agreement Amendment, and the Bridge Credit Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 7.01. Regulation FD Disclosure.

Following the Secondary Offering and the Stock Repurchase, Regeneron estimates its weighted average share count used for calculating GAAP and non-GAAP diluted net income per share for the second quarter of 2020 to be in the range of 116-118 million shares and 118-120 million shares, respectively. The difference between the GAAP and non-GAAP fully diluted share count used for calculating GAAP and non-GAAP net income per share, respectively, is due to the impact of unamortized share-based compensation expense.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description
1.1	Underwriting Agreement, dated as of May 26, 2020, by and among Regeneron Pharmaceuticals, Inc., Sanofi, Aventisub LLC, and BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the other underwriters named therein

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	Stock Repurchase Agreement, dated as of May 25, 2020, by and between Regeneron Pharmaceuticals, Inc. and Sanofi

10.2	Amendment to the Amended and Restated Investor Agreement, dated as of May 25, 2020, by and among Regeneron Pharmaceuticals, Inc., Sanofi, Sanofi-Aventis US LLC, and Aventisub LLC

10.3	Credit Agreement, dated as of May 25, 2020, by and among Regeneron Pharmaceuticals, Inc., as borrower; Goldman Sachs Bank USA, as administrative agent, sole bookrunner, sole lead arranger, and a lender; and the other lenders party thereto from time to time

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Date: May 29, 2020	By:	/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary